UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 15, 2013

(Date of earliest event reported: February 13, 2013)

SURGE GLOBAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75-153 Merle Drive, Suite B

Palm Desert, CA 92211

(Address of principal executive offices, zip code)

(760) 610-6758

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-Laws; change in Fiscal Year.

On February 13, 2013, following the furnishing of a Notice and Information Statement to the stockholders of Surge Global Energy, Inc., a Delaware corporation (the “Company”), the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to provide for an increase in the number of shares of common stock authorized for issuance from 200,000,000 shares of common stock to 400,000,000 shares of common stock and to provide for a decrease in the number of shares of common stock outstanding on a 1 for 20 basis. The number of authorized shares of preferred stock of the Company remains unchanged at 10,000,000 shares. The increase in the number of authorized shares of common stock was effective on February 13, 2013 and the effective time and date for the decrease in the number of issued and outstanding shares will be 12:01 a.m. on February 22, 2013.

The foregoing description of the Certificate of Amendment is not complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1, the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1  Certificate of Amendment of Certificate of Incorporation of Surge Global Energy, Inc.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1	Certificate of Amendment of Certificate of Incorporation of Surge Global Energy, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation

Date: February 15, 2013	By:	/s/ E. Jamie Schloss
E. Jamie Schloss,
Chief Financial Officer

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